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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, the Board of Directors appointed Philippe Lemaitre as the non-executive Chairman of the Board. Mr. Lemaitre succeeds Ferdinand E. Megerlin, who had served as Chairman from June 18, 2007, until his retirement at the conclusion of his term as a Director at the May 28, 2013, annual meeting of shareholders. Mr. Lemaitre has served on the Board of the Company since June 2007.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 28, 2013. At the meeting, the following actions were taken by the shareholders:

Marc Bertoneche and Philippe Lemaitre were elected as Directors, to serve until the Annual Meeting in the year 2016, until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The number of votes cast for and withheld, and the number of broker non-votes were as follows:

	Voted For	Withheld	Non Votes
Marc Bertoneche	21,346,328.363391	857,613.003011	2,348,569.000000
Philippe Lemaitre	21,611,915.777418	592,025.588984	2,348,569.000000

The ratification of the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm to report upon the financial statements of the Company for the year ended December 28, 2013. The voting on the ratification was as follows:

For	24,264,912.932966
Against	246,870.433436
Abstain	40,727.000000
Non Votes	0

The Advisory Vote on Executive Compensation

For	21,786,979.642877
Against	345,201.780030
Abstain	71,759.943495
Non Votes	2,348,569.000000

Item 8.01	Other Events

On May 30, 2013, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing a $0.09 per share cash dividend on its common stock, payable on July 15, 2013, to shareholders of record as of June 30, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated May 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: May 31, 2013